Exhibit 99.1

Northern Power Systems Announces Record Annual Revenue Growth

Year End 2014 Highlights

•	Revenues grew to $56.5 million from $20.6 million in 2013 driven by strong continued demand for the Company’s distributed class turbines.

•	Reduced net loss to $7.9 million from $14.1 million in the prior year; reduced full year non-GAAP adjusted EBITDA loss to $4.8 million as compared to a non-GAAP adjusted EBITDA loss of $11.2 million in the prior year.

•	Launched full production of next generation distributed class turbine offering improved performance.

•	Brazilian partner WEG began shipments of utility class units featuring Northern Power technology; installation proceeding as expected.

•	Commenced a collaboration with KEPCO (Korean Electric Power Corporation) on hybrid energy projects in South Korea.

Fourth Quarter 2014 Highlights:

•	Expanded quarterly revenues to $14.0 million from $9.0 million in the prior year fourth quarter driven by strong continued demand for the Company’s distributed class turbines.

•	Reduced quarterly net loss to $2.4 million from $4.9 million in the prior year fourth quarter.

•	Quarterly non-GAAP adjusted EBITDA loss was reduced to $1.6 million as compared to non-GAAP adjusted EBITDA loss of $3.1 million in the prior year fourth quarter.

•	Delay in Italian regulations and transition to new blade suppliers expected to impact first half 2015 revenue.

Barre, VT USA (March 31, 2015) – Northern Power Systems Corp. (TSX:NPS), a next generation renewable energy technology company, today announced financial results for its fourth quarter and year ended December 31, 2014.

“Northern Power delivered record revenue growth during 2014 as the proven capabilities of our highly differentiated technology and products gained greater marketplace recognition and interest,” said Troy Patton, President and Chief Executive Officer. “Further, we are very pleased with our progress in advancing our product offerings and expanding our sales capabilities globally. Distributed wind is becoming a very complementary offering alongside solar, diesel and storage in the microgrid and distributed generation movements, forming the basis of both mature and emerging market electrical supply buildout. Based upon these efforts, we are seeing strong pipeline momentum in Europe as we continue to introduce products with improved features to market, while we are also seeing opportunities in regions outside of Europe, such as Korea. Finally, WEG’s installation of utility class turbines and their 500 MW backlog of orders based on our proprietary design validate our utility class wind technology. We look forward to expanding this partnership and pursuing similar collaborative relationships in other key global regions.”

“As we enter 2015, we are building on a healthy backlog and robust pipeline. Revenue in the first half of the year is expected to be lower than the first half of last year, given that most of our Italian customers are awaiting confirmation of government regulations which are expected to drive continued strong deployment of our turbines in that region. In anticipation of these orders, we have built a larger than normal inventory position which we expect to reduce as we believe we will experience a return to growth in this region in the second half of 2015. We are using this regulatory waiting period to transition to new blade suppliers that will provide a dependable, high quality supply of blades. Production ramp time will cause a temporary supply constraint that we expect to result in a reduction of approximately $4 million to $6 million in revenue over the course of 2015. We are also addressing our net Euro exposure, which we currently expect to impact approximately one-third of our revenue, and as such we are implementing various approaches to mitigate this exposure.”

Mr. Patton continued, “We intend to pursue a disciplined growth strategy focused primarily on expanding our position in the distributed energy sector while evaluating additional growth opportunities as appropriate. We expect year-over-year growth in revenues based on the anticipated Italian regulatory confirmation and successful completion of blade transition to our new suppliers.”

Consolidated Year End Financial Metrics:

•	2014 revenue grew to $56.5 million, a 174 percent increase over revenue of $20.6 million reported in the prior year period.

•	Order backlog at December 31, 2014 was $41 million, a 9 percent decrease compared to backlog of $45 million at December 31, 2013.

•	Gross margin for the year was 19.6 percent, up from gross margin of 6.0 percent in the prior year.

•	GAAP net loss for fiscal year 2014 was $7.9 million, representing a 44 percent reduction compared to a $14.1 million loss in 2013.

•	Non-GAAP adjusted EBITDA loss for 2014 was $4.8 million, representing a $6.4 million, or 57 percent improvement compared to a non-GAAP adjusted EBITDA loss of $11.2 million in the prior year. A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “About non-GAAP financial measures.”

•	The Company recorded cash and cash equivalents of $13.1 million, working capital of $12.7 million and no long-term debt at December 31, 2014.

Consolidated Fourth Quarter Financial Metrics:

•	Revenue for the fourth quarter of fiscal year 2014 grew to $14.0 million, a 56 percent increase over revenue of $9.0 million reported in the prior year period.

•	Gross margin in the fourth quarter was 20.4 percent, up from gross margin of 8.4 percent in the prior year period.

•	GAAP net loss for the fourth quarter of fiscal year 2014 was $2.4 million, representing a 51 percent reduction compared to a $4.9 million loss in the prior year fourth quarter.

•	Non-GAAP adjusted EBITDA loss for the fourth quarter was $1.6 million, representing a $1.5 million improvement compared to a non-GAAP adjusted EBITDA loss of $3.1 million in the prior year fourth quarter.

Earnings Conference Call

The Company will host a conference call and webcast today, Tuesday, March 31, 2015 at 5:00 p.m. (EDT) to discuss the Company’s fourth quarter 2014 financial results and other matters.

To participate, callers in the United States should dial +1-877-317-6789, Canada +1-866-605-3852 and in other countries +1-412-317-6789. Participants should ask to be joined to the Northern Power Systems call.

The conference call will also be available via webcast on the Investor Relations section of Northern Power’s website (http://www.ir.northernpower.com). A webcast slide presentation for the quarterly results will also be available at the Company’s website.

About non-GAAP financial measures

To supplement Northern Power Systems’ consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), Northern Power Systems has used a non-GAAP financial measure, specifically non-GAAP adjusted EBITDA income (loss). Non-GAAP adjusted EBITDA income (loss) is defined as net income (loss), excluding share-based compensation expense, amortization of acquisition-related intangibles, depreciation of property, plant and equipment, interest expense, tax provision or benefit, and certain other non-cash impacts as applicable.

The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. For more information on non-GAAP adjusted EBITDA, please see the table captioned “Reconciliation of GAAP net loss to non-GAAP adjusted EBITDA net income (loss)” included at the end of this release. The table has more details on the GAAP financial measure that is most directly comparable to non-GAAP adjusted EBITDA and the related reconciliation between these financial measures.

Northern Power Systems’ management believes that this non-GAAP financial measure provides meaningful supplemental information in assessing our performance and liquidity by excluding certain items that may not be indicative of our recurring core business operating results, which could be non-cash charges or discrete cash charges that are infrequent in nature. This non-GAAP financial measure also has facilitated management’s internal comparisons to Northern Power Systems’ historical performance and our competitors’ operating results, as well as reflects measurements which are used by creditors and other third parties in assessing our performance.

About Northern Power Systems

Northern Power Systems designs, manufactures, and sells wind turbines and power technology products, and provides engineering development services and technology licenses for energy applications, into the global marketplace from its US headquarters and European offices.

•	Northern Power Systems has almost 40 years’ experience in technologies and products generating renewable energy.

•	Northern Power Systems currently manufactures the NPS™ 60 and NPS™ 100 turbines. With over 6 million run time hours across its global fleet, Northern Power wind turbines provide customers with clean, cost effective, reliable renewable energy.

•	Patented next generation permanent magnet direct drive (PMDD) technology uses fewer moving parts, delivers higher energy capture, and provides increased reliability due to reduced maintenance and downtime.

•	Northern Power Systems’ FlexPhase® power converter platform uses patented converter architecture and advanced controls technology for advanced grid support and generation applications.

•	Northern Power Systems offers comprehensive in-house development services, including systems level engineering, advanced drivetrains, power electronics, PM machine design, and remote monitoring systems to the energy industry.

•	Some of the world’s largest manufacturers license the company’s next generation technology and IP for their utility and distributed wind products and markets.

To learn more about Northern Power Systems, please visit www.northernpower.com.

Notice regarding forward-looking statements:

This release includes forward-looking statements regarding Northern Power Systems and its business, which may include, but is not limited to, product and financial performance, regulatory developments, supplier performance, anticipated opportunity and trends for growth in our customer base and our overall business, our market opportunity, expansion into new markets, and execution of the company’s growth strategy. Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “is expected”, “expects”, “scheduled”, “intends”, “contemplates”, “anticipates”, “believes”, “proposes” or variations (including negative variations) of such words and phrases, or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. Such statements are based on the current expectations of the management of Northern Power Systems. The forward-looking events and circumstances discussed in this release may not occur by certain specified dates or at all and could differ materially as a result of known and unknown risk factors and uncertainties affecting the company, including risks regarding the wind power industry; production, performance and acceptance of the company’s products; our sales cycle; our ability to convert backlog into revenue; performance by the company’s suppliers; our ability to maintain successful relationships with our partners and to enter into new partner relationships; our performance internationally; currency fluctuations; economic factors; competition; the equity markets generally; and the other risks detailed in Northern Power Systems’ risk factors discussed in filings with the U.S. Securities and Exchange Commission (the “SEC”), including but not limited to Northern Power Systems’ Registration Statement on Form S-1 filed on January 14, 2015, as well as other documents that may be filed by Northern Power Systems from time to time with the SEC. Although Northern Power Systems has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. No forward-looking statement can be guaranteed. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and Northern Power Systems undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Ciel R. Caldwell,

Chief Financial Officer

+1-857-209-3606

ir@northernpower.com

Or

John Nesbett/Jennifer Belodeau

Institutional Marketing Services (IMS)

203-972-9200

jnesbett@institutionalms.com

NORTHERN POWER SYSTEMS CORP.

FORMERLY KNOWN AS WIND POWER HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2014 AND 2013

(In thousands, except share and per share amounts)

	For the three months ended December 31,		For the twelve months ended December 31,
	2014	2013	2014	2013
REVENUES:
Net revenue	$13,967	$8,998	$56,525	$20,598
Cost of revenues	11,116	8,246	45,441	19,358

Gross profit	2,851	752	11,084	1,240
Gross margin percentage	20.4%	8.4%	19.6%	6.0%
OPERATING EXPENSES:
Sales and marketing	1,268	933	3,936	2,977
Research and development	1,214	1,393	4,751	4,238
General and administrative	2,237	2,209	9,030	6,938
Assets held for sale loss	—	768	—	768
Restructuring charges	—	47	—	70

Total operating expenses	4,719	5,350	17,717	14,991

Loss from operations	(1,868)	(4,598)	(6,633)	(13,751)
Change in fair value of warrants	—	(1)	—	172
Interest expense	(26)	(284)	(343)	(514)
Other (expense) income—net	(69)	36	(23)	—

Loss before provision for income taxes	(1,963)	(4,847)	(6,999)	(14,093)
Provision for income taxes	454	22	895	35

NET LOSS	$(2,417)	$(4,869)	$(7,894)	$(14,128)
Net loss applicable to common shareholders	$(2,417)	$(4,869)	$(7,894)	$(17,815)
Net loss per common share—basic and diluted	(0.11)	(0.38)	(0.40)	(4.60)
Weighted average number of common shares outstanding—basic and diluted	22,751,233	12,840,187	19,885,042	3,872,895
Non-GAAP adjusted EBITDA net loss	$(1,613)	$(3,096)	$(4,823)	$(11,227)

NORTHERN POWER SYSTEMS CORP.

FORMERLY KNOWN AS WIND POWER HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

AS OF DECEMBER 31, 2014 AND 2013

(In thousands, except share and per share amounts)

	2014	2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$13,142	$4,534
Accounts receivable—net	3,491	1,175
Unbilled revenue	2,212	786
Inventories—net	16,456	11,682
Other current assets	3,799	2,808

Total current assets	39,100	20,985
Property, plant and equipment—net	1,854	1,414
Asset held for sale	—	1,300
Intangible assets—net	474	509
Goodwill	722	722
Other assets	704	2,615

Total Assets	$42,854	$27,545

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIENCY)
CURRENT LIABILITIES:
Working capital revolving line of credit	$4,000	$—
Current portion of long-term debt	—	141
Accounts payable	4,153	2,148
Accrued expenses	7,579	4,365
Deferred revenue	4,275	4,221
Customer deposits	5,642	10,917
Other current liabilities	726	3,327

Total current liabilities	26,375	25,119

Deferred revenue, less current portion	2,041	1,163
Senior secured convertible notes	—	12,107
Other long-term liability	308	558

Total Liabilities	28,724	38,947

SHAREHOLDERS’ EQUITY (DEFICIENCY):
Common stock	165,386	128
Additional paid-in capital	7,972	139,804
Accumulated deficit	(159,228)	(151,334)

Total Shareholders’ Equity (Deficiency)	14,130	(11,402)

Total Liabilities and Shareholders’ Equity (Deficiency)	$42,854	$27,545

The accompanying notes are an integral part of these condensed consolidated financial statements.

NORTHERN POWER SYSTEMS CORP.

FORMERLY KNOWN AS WIND POWER HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2014 AND 2013

(In thousands)

	For the three months ended December 31,		For the twelve months ended December 31,
	2014	2013	2014	2013
OPERATING ACTIVITIES:
Net loss	$(2,417)	$(4,869)	$(7,894)	$(14,128)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of warrants	—	1	—	(172)
Provision for inventory obsolescence	194	(13)	319	22
Provision for doubtful accounts	(73)	174	151	152
Stock-based compensation expense	141	437	887	701
Depreciation and amortization	179	214	942	985
Noncash restructuring charges	—	47	—	70
Noncash implied license revenue	(151)	—	(151)	—
Deferred income taxes	4	(2)	14	8
Assets held for sale loss	—	768	—	768
Changes in operating assets and liabilities:
Accounts receivable and unbilled revenue	220	(915)	(3,893)	(952)
Inventories and deferred costs	(1,760)	(1,083)	(4,849)	(5,427)
Other current and noncurrent assets	(1,041)	(17)	(1,358)	(534)
Accounts payable	2,151	(113)	2,005	1,549
Accrued expenses	1,234	820	3,405	1,598
Customer deposits	(1,218)	3,741	(5,275)	6,689
Other liabilities	(325)	642	862	2,616

Net cash used in operating activities	(2,862)	(168)	(14,835)	(6,055)

INVESTING ACTIVITIES:
Proceeds from sale of property	—	—	1,218	—
Purchases of property and equipment	(361)	(192)	(1,057)	(387)

Net cash (used in) provided by investing activities	(361)	(192)	161	(387)

FINANCING ACTIVITIES:
Proceeds private placement equity financing, net	—	—	19,623	—
Proceeds from revolving line of credit, net	—	—	4,000	—
Proceeds from exercise of stock options	47	—	100	—
Proceeds from debt issuance	—	81	—	179
Proceeds from issuance of convertible notes	—	—	—	6,525
Debt principal payments	—	(150)	(441)	(184)

Net cash provided by (used in) financing activities	47	(69)	23,282	6,520

Change in cash and cash equivalents	(3,176)	(429)	8,608	78
Cash and cash equivalents—Beginning of the Period	16,318	4,963	4,534	4,456

Cash and cash equivalents—End of the Period	$13,142	$4,534	$13,142	$4,534

NORTHERN POWER SYSTEMS CORP.

FORMERLY KNOWN AS WIND POWER HOLDINGS, INC.

RECONCILIATION OF NET LOSS TO NON-GAAP ADJUSTED EBITDA LOSS (unaudited)

FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2014 AND 2013

(In thousands)

	For the three months ended December 31,		For the twelve months ended December 31,
	2014	2013	2014	2013
NET LOSS	$(2,417)	$(4,869)	$(7,894)	$(14,128)
Interest expense	26	284	343	514
Provision for income taxes	454	22	895	35
Depreciation and amortization	179	214	942	985
Stock compensation expense	141	437	887	701
Change in fair value of warrants	—	1	—	(172)
Non cash restructuring charge	—	47	—	70
Loss on asset held for sale	—	768	—	768
Asset impairment and loss on disposal	4	—	4	—

Non-GAAP adjusted EBITDA loss	$(1,613)	$(3,096)	$(4,823)	$(11,227)